UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2012

Kraft Foods Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-35491

Virginia	36-3083135
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Three Lakes Drive, Northfield, IL 60093-2753

(Address of principal executive offices, including zip code)

(847) 646-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On October 29, 2012, our Board of Directors approved a $650 million restructuring, related implementation and spin-off transition program (“Restructuring Program”) reflecting primarily severance, asset disposals, other manufacturing-related one-time costs and professional service fees within our finance, legal and information systems functions. The Restructuring Program is part of, and its costs are consistent with, a restructuring program previously announced by our former parent company, Mondelēz International, Inc., prior to our spin-off from Mondelēz International on October 1, 2012. The primary objective of the Restructuring Program activities is to ensure that we are set up to operate efficiently and execute our business strategy as a stand-alone company. Approximately one-half of the total Restructuring Program costs are expected to result in cash expenditures. In addition to approving the Restructuring Program, our Board approved related capital expenditures of $200 million. We expect to complete the Restructuring Program by the end of 2014.

This Item 2.05 contains a number of forward-looking statements. Words, and variations of words, such as “expect,” “intend,” “plan,” “believe,” “will,” and similar expressions are intended to identify our forward-looking statements, including but not limited to, those related to our expected costs, the Restructuring Program and capital expenditures. These forward-looking statements involve risks and uncertainties, many of which are beyond our control, and important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, increased competition; continued consumer weakness and weakness in economic conditions; continued volatility and increases in commodity and other input costs; pricing actions; tax law changes; our ability to achieve the benefits we expect to achieve from the spin-off and to do so in a timely and cost-effective manner; and our lack of operating history as an independent, publicly traded company. For additional information on these and other factors that could affect our forward-looking statements, see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our Registration Statement on Form 10. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this Item 2.05, except as required by applicable law or regulation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Group, Inc.

Date: November 2, 2012	By:	/s/ Timothy R. McLevish
Timothy R. McLevish
Executive Vice President and Chief Financial Officer